Calculation of Filing Fee Tables
S-8
Velo3D, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	1,230,382	$ 9.26	$ 11,393,337.32	0.0001381	$ 1,573.42
2	Equity	Common Stock, par value $0.00001 per share	Other	246,076	$ 9.26	$ 2,278,663.76	0.0001381	$ 314.68
Total Offering Amounts:						$ 13,672,001.08		$ 1,888.10
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,888.10
Offering Note
[1]	1.Represents additional shares of Velo3D, Inc.'s (the "Registrant") common stock reserved for issuance under the Velo3D, Inc. 2021 Equity Incentive Plan ("2021 EIP") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 EIP. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. The proposed maximum offering price per share is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.26 per share represents the average of the high and low prices of the Registrant's common stock as quoted on the Nasdaq Capital Market on March 30, 2026.

[2]	2.Represents additional shares of the Registrant's common stock reserved for issuance under the Velo3D, Inc. 2021 Employee Stock Purchase Plan ("2021 ESPP") resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 ESPP. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock. The proposed maximum offering price per share is estimated pursuant to Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $9.26 per share represents the average of the high and low prices of the Registrant's common stock as quoted on the Nasdaq Capital Market on March 30, 2026

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources